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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER





We hereby consent to reference of our firm in the Annual Report on Form 10-K of Presidio Oil Company and its subsidiaries (the "Company") for the year ended December 31, 1993, and the incorporation by reference thereof into the Company's Registration Statement on Form S-3 (33-5390), Form S-3 (No. 33-32821), Form S-8 (No. 33-6661), Form S-8 (No. 33-20496), Form S-3 (No.
33-37747), Form S-8 (No. 33-38620), Form S-3 (No. 33- 34350) and Form S-8 (No.
33-44909).

                                        Very truly yours,

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By:  /s/ Frederic D. Sewell
                                             Frederic D. Sewell
                                             President


February 10, 1994